EXHIBIT 21.1

                    SUBSIDIARIES OF THE FOREFRONT GROUP, INC.

ForeFront Direct, Inc.
25400 US Highway 19 North
Suite 285
Clearwater, Florida 34623

ForeFront Europe Limited
Kinetic Centre
Theobald Street
Borehamwood, Hertfordshire WD6 4PJ
United Kingdom